UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2008 (March 19, 2008)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113470 (Commission File Number)	76-0681190 (IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas (Address of principal executive offices)	77082 (Zip Code)
Registrant’s telephone number, including area code:   (281) 596-9988

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Amendment No.8 to Credit Agreement

Item 1.01 Entry Into a Material Definitive Agreement
On March 19, 2008, Cardtronics, Inc. entered into an amendment to its revolving credit agreement, which was originally entered into on May 17, 2005 (the “Credit Agreement”). The amendment, which represents the eighth amendment to the Credit Agreement, increases the authorized capital expenditure level that the Company may incur on a rolling 12-month basis from $75.0 million to $90.0 million. While this amendment will provide the Company with additional flexibility in terms of the amount and timing of its capital expenditures, the Company’s previously issued capital expenditure guidance for 2008 of $48.0 million to $50.0 million has not changed as a result of this amendment.
A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Amendment No. 8 to Credit Agreement, dated as of March 19, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)

March 25, 2008 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster
Chief Financial Officer